UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 31, 2005
MIKOHN GAMING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-22752	88-0218876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Pilot Road, P.O. Box 98686,
Las Vegas, NV	89119-8686
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(702) 896-3890
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT 99.1

Item 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On October 31, 2005 Mikohn Gaming Corporation, d/b/a Progressive Gaming International Corporation (the “Company”), issued a press release announcing its unaudited financial results for the three and nine months ended September 30, 2005. A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated by reference herein.
To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP measures of EBITDA and free cash flow. We also use non-GAAP measures of our operational results, adjusted to reflect the exclusion of our interior sign division, which we sold in May 2005. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe that EBITDA provides useful comparative information to both management and investors by excluding our semi-annual interest payments and other certain expenses that are not consistent from period to period. We also believe that free cash flow provides a helpful measure of our actual cash position from period to period. In addition, we believe that operational results, adjusted to reflect the exclusion of our interior sign division, provide useful comparative information to both management and investors by reflecting the nature of our business operations in a manner that is consistent from period to period. Additionally, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits
99.1	Press release dated October 31, 2005

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIKOHN GAMING CORPORATION (Registrant)

November 1, 2005	/s/ MICHAEL A. SICURO

Michael A. Sicuro Executive Vice President, Chief Financial Officer, Treasurer and Secretary